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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Sun Microsystems, Inc. pertaining to the Sun Microsystems, Inc.
1989 French Stock Option Plan of our report dated September 16, 2002, with respect to the consolidated financial statements and schedule of Sun Microsystems, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2002 filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP
San Jose, California
January 28, 2003